Exhibit 10.1
EXECUTION COPY
$65,000,000 Principal Amount
MIDWAY GAMES INC.
6.0% Convertible Senior Notes due 2025
PURCHASE AGREEMENT
September 13, 2005

PURCHASE AGREEMENT
September 13, 2005
BANC OF AMERICA SECURITIES LLC
UBS SECURITIES LLC
as Initial Purchasers
c/o Banc of America Securities LLC
9 W. 57th Street, 22nd Floor
New York, New York 10019
Ladies and Gentlemen:
          Midway Games Inc., a Delaware corporation, (the “Company”), proposes to issue and sell to the initial purchasers named in Schedule A hereto (the “Initial Purchasers”) $65,000,000 aggregate principal amount of its 6.0% Convertible Senior Notes due 2025 (the “Firm Bonds”). In addition, the Company proposes to grant to the Initial Purchasers the option to purchase from the Company up to an additional $10,000,000 aggregate principal amount of the Company’s 6.0% Convertible Senior Notes due 2025 (the “Additional Bonds”). The Firm Bonds and the Additional Bonds are hereinafter collectively sometimes referred to as the “Bonds.”
          The Bonds are to be issued pursuant to an indenture (the “Indenture”) to be dated as of September 19, 2005 between the Company and Wells Fargo Bank, N.A., as trustee (the “Trustee”). The Bonds will be convertible in accordance with their terms and the terms of the Indenture into shares (the “Shares”) of the common stock of the Company, par value $0.01 per share (the “Common Stock”).
          The Bonds and the Shares will be offered without being registered under the Securities Act of 1933, as amended (the “Securities Act”), to “qualified institutional buyers” in compliance with the exemption from registration provided by Rule 144A under the Securities Act (“Rule 144A”).
          The Initial Purchasers and their direct and indirect transferees will be entitled to the benefits of a Registration Rights Agreement to be entered into at or prior to the time of purchase (as defined herein) between the Company and the Initial Purchasers (the “Registration Rights Agreement”).
          In connection with the sale of the Bonds, the Company has prepared a preliminary offering memorandum (the “Preliminary Memorandum”) and will prepare a final offering memorandum (the “Final Memorandum” and, with the Preliminary Memorandum, each a

“Memorandum”) including or incorporating by reference a description of the terms of the Bonds and the Shares, the terms of the offering and a description of the Company. As used herein, the term “Memorandum” shall include in each case the documents incorporated by reference therein, if any. The terms “supplement”, “amendment” and “amend” as used herein with respect to a Memorandum shall include all documents deemed to be incorporated by reference in such Memorandum, if any, that are filed subsequent to the date of such Memorandum with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As used herein, “business day” shall mean a day on which the New York Stock Exchange is open for trading.
          The Company and the Initial Purchasers agree as follows:
          1. Sale and Purchase: Upon the basis of the warranties and representations and subject to the other terms and conditions herein set forth, the Company agrees to sell to the Initial Purchasers, and each of the Initial Purchasers, severally and not jointly, agrees to purchase from the Company, the aggregate principal amount of Firm Bonds set forth opposite the name of such Initial Purchaser in Schedule A hereto at a purchase price of 97.0% of the principal amount thereof.
          In addition, the Company hereby grants to the several Initial Purchasers the option to purchase from time to time (but not more than once), and upon the basis of the representations and warranties and subject to the other terms and conditions herein set forth, each Initial Purchaser shall have the right to purchase from time to time (but not more than once) from the Company, at a purchase price of 97.0% of the principal amount thereof, plus accrued interest, if any, from the time of purchase (as hereinafter defined) to the additional time of purchase (as hereinafter defined), Additional Bonds in an aggregate principal amount proportional to the aggregate principal amount of Firm Bonds set forth opposite such Initial Purchaser’s name on Schedule A hereto. This option may be exercised by Banc of America Securities LLC, on behalf of the Initial Purchasers, at any time (but not more than once) on or before the thirtieth day following the date the Firm Bonds are issued, by written notice to the Company. Such notice shall set forth the aggregate initial principal amount of Additional Bonds as to which the option is being exercised, and the date and time when the Additional Bonds are to be delivered (such date and time being herein referred to as the “additional time of purchase”); provided, however, that the additional time of purchase shall not be earlier than (i) the time of purchase or (ii) the second business day after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised.
          2. Payment and Delivery: Payment of the purchase price for the Firm Bonds shall be made to the Company by Federal (same day) funds, against delivery of the Firm Bonds to you, at the offices of Cleary Gottlieb Steen & Hamilton LLP in New York, New York, or at such other place as may be agreed upon by the parties hereto, for the respective accounts of the Initial Purchasers. Such payment and delivery shall be made at 10:00 A.M., eastern time, on September 19, 2005 (unless another time shall be agreed to by you and the Company). The time at which such payment and delivery are actually made is herein sometimes called the “time of purchase.”

          Payment of the purchase price for the Additional Bonds shall be made at the additional time of purchase in the same manner and at the same office and time of day as the payment for the Firm Bonds.
          Certificates for the Bonds shall be in definitive form or global form, as specified by you, and registered in the names and in such denominations as you shall request in writing not later than one full business day prior to the time of purchase or the additional time of purchase, as the case may be. For the purpose of expediting the checking of the certificates for the Bonds by you, the Company agrees to make such certificates available to you for such purpose at least one full business day preceding the time of purchase or the additional time of purchase, as the case may be.
          3. Representations and Warranties of the Company: The Company represents and warrants to each of the Initial Purchasers that:
          (a) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in any Memorandum complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder and (ii) the Preliminary Memorandum, as of its date did not and as of the time of execution of this Agreement does not, and the Final Memorandum, as amended or supplemented, prior to the time of purchase will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that any representations and warranties set forth in this paragraph do not apply to statements or omissions in any Memorandum based upon information relating to any Initial Purchaser furnished to the Company in writing by or on behalf of such Initial Purchaser expressly for use therein;
          (b) As of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth under the column heading entitled “Actual” in the section of the Final Memorandum entitled “Capitalization” and, as adjusted to give effect to the offering of the Firm Bonds and the application of the net proceeds therefrom as described in the “Use of Proceeds” section of the Final Memorandum, the Company would, as of September 13, 2005, have had an authorized and outstanding capitalization as set forth under the column heading entitled “As Adjusted” in the section of the Final Memorandum entitled “Capitalization”; all of the issued and outstanding securities, including the Common Stock and Preferred Stock, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any statutory or contractual preemptive rights, resale rights, rights of first refusal or similar rights; other than as described in the Final Memorandum, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Company are outstanding;

          (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Memorandum;
          (d) The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial condition, results of operation or prospects of the Company and the Subsidiaries (as hereinafter defined) taken as a whole (a “Material Adverse Effect”); and the Company is in compliance in all respects with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions, except where the failure to be in compliance would not have a Material Adverse Effect;
          (e) The Company has no subsidiaries other than Midway Home Entertainment Inc., Midway Amusements Games, LLC, Midway Games Sales Corporation, Midway Nintendo Inc., Midway Interactive Inc., Midway Sales Company, LLC, Midway Games (Europe) GmbH, Surreal Software Inc., Midway Studios – Austin Inc., Midway Studios – Los Angeles Inc., Midway Games Limited, K.K. Midway Games, Midway Home Studios Inc., Midway Games GmbH, Midway Games Canada Corp, Midway Games West Inc., (collectively, the “Subsidiaries”); the subsidiaries of the Company, other than Midway Home Entertainment Inc., Midway Amusements Games, LLC, Surreal Software Inc., Midway Studios – Austin Inc., Midway Studios – Los Angeles Inc., Midway Games Limited and Midway Games West Inc., would not, individually or in the aggregate, be a “significant subsidiary” of the Company as defined by Rule 1-02 of Regulation S-X; other than the capital stock or other ownership interests of the Subsidiaries, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity; each Subsidiary has been duly organized and is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its organization, with full corporate or limited liability company, as applicable, power and authority to own, lease and operate its properties and to conduct its business as described in the Memorandum; each Subsidiary is duly qualified to do business as a foreign corporation or limited liability company and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; each of the Subsidiaries are in compliance in all respects with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions, except where the failure to be in compliance would not have a Material Adverse Effect; other than Midway/Nintendo Inc., of which the Company owns 50% of the outstanding capital stock, all of the issued and outstanding shares of capital stock or other ownership interests of the Subsidiaries have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, and no options, warrants, or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or other ownership interests in any Subsidiary are outstanding;
          (f) Neither the Company nor any of the Subsidiaries is in breach or violation of, or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach or violation of, constitute a default under) its respective charter or by-laws or other organizational documents; neither the Company nor any of the Subsidiaries is in breach or violation of, or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or person action on such holder’s behalf), the right to require the repurchase, redemption or repayment of all or part of such indebtedness under) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or their respective properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries, except where such breach, violation or default would not have a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Indenture and the Bonds and consummation of the transactions contemplated hereby and thereby including the issuance of the Bonds and the issuance of the Shares upon conversion of the Bonds, will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under), the charter or by-laws or other organizational documents of the Company or any of the Subsidiaries or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or their respective properties may be bound or affected, or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries;
          (g) The Indenture has been duly authorized by the Company and when duly executed and delivered by the Company and duly authorized, executed and delivered by the Trustee will be a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting creditors’ rights generally and general principles of equity;
          (h) The Registration Rights Agreement has been duly authorized by the Company and when executed and delivered by the Company and duly authorized, executed and delivered by the Initial Purchasers will be a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting creditors’ rights generally and general principles of equity;
          (i) The Bonds have been duly authorized by the Company and when executed and delivered by the Company and duly authenticated by the Trustee in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms hereof will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting creditors’ rights generally and general principles of equity, and will be entitled to the benefits of the Indenture and the Registration Rights Agreement; the Shares initially issuable upon conversion of the Bonds have been duly authorized and validly reserved for issuance upon conversion of the Bonds, and upon conversion of the Bonds in accordance with their terms and the terms of the Indenture will be issued free of statutory and contractual preemptive rights and are sufficient in number to meet the current conversion requirements, and such Shares, when so issued upon such conversion in accordance with the terms of the Indenture, will be duly and validly issued and fully paid and non-assessable;
          (j) This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as rights to indemnification and contribution hereunder may be limited by applicable law and except as enforceability may be limited by bankruptcy, insolvency or other laws affecting the rights of creditors generally or by general equitable principles;
          (k) The terms of the Bonds, the Registration Rights Agreement, the Indenture and the capital stock of the Company, including the Shares, conform in all material respects to the description thereof contained or incorporated by reference in the Final Memorandum;
          (l) No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with the rules of the New York Stock Exchange, or approval of stockholders of the Company, is required in connection with the issuance and sale by the Company of the Bonds or the issuance of Shares upon conversion of the Bonds or the consummation of the transactions as contemplated hereby and by the Indenture, the Registration Rights Agreement and the Bonds other than (i) as may be required under the securities or blue sky laws of the various jurisdictions in which the Bonds and the Shares are being offered by the Initial Purchasers and (ii) as may be required by federal and state securities laws with respect to the Company’s obligations under the Registration Rights Agreement and the listing of the Shares on the New York Stock Exchange in connection therewith; there are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Bonds or upon the issuance of Shares upon the conversion thereof;
          (m) The Company has obtained for the benefit of the Initial Purchasers the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit B hereto, of each of its executive officers and directors;
          (n) Except as described in the Memorandum, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any securities of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any securities of the Company and (iii) no person has the right to act as an initial purchaser or as a financial advisor to the Company in connection with the offer and sale of the Bonds, in the case of each of the foregoing clauses, whether as a result of the sale of the Bonds as contemplated hereby or otherwise; and except as described in the Memorandum, no person has the right, contractual or otherwise, to cause the Company to register under the Securities Act any securities of the Company or to include any shares of Common Stock or shares of any other capital stock or other securities of the Company in the registration statement to be filed with the Commission pursuant to the Registration Rights Agreement, whether as a result of the sale of the Bonds as contemplated hereby or otherwise;
          (o) Ernst & Young LLP, whose reports on the consolidated financial statements of the Company and the Subsidiaries are included or incorporated by reference in the Memorandum, are independent, registered public accountants with respect to the Company as required by the Securities Act, and the applicable published rules and regulations thereunder;
          (p) Each of the Company and the Subsidiaries has all necessary licenses, authorizations, permits, consents and approvals (collectively, “Consents”) and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule and has obtained all necessary Consents from other persons, in order to conduct its respective business, except to the extent that failure to have any such Consents or make any such filings would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any of the Subsidiaries is in violation of, or in default under, nor has the Company or any of the Subsidiaries received notice of any proceedings relating to revocation or modification of any such Consent or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect; the Company, and each of its officers and directors in their capacities as such, is in compliance in all respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder, including without limitation Sections 302 and 906 related to certifications, and the Company is in compliance with all applicable listing standards of the New York Stock Exchange;

          (q) Except as described in the Memorandum, there are no actions, suits, claims, investigations or proceedings pending or threatened or, to the knowledge of the Company, after due inquiry, contemplated to which the Company or any of the Subsidiaries or any of their respective officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, court, authority or agency, except any such action suit, claim, investigation or proceeding which would not result in a judgment, decree or order either (A) having, individually or in the aggregate, a Material Adverse Effect or (B) preventing the consummation of the transactions contemplated hereby and by the Indenture, the Registration Rights Agreement and the Bonds;
          (r) All material tax returns required to be filed by the Company and each of the Subsidiaries have been filed, and all material taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided;
          (s) The Company and each of the Subsidiaries maintains insurance covering its properties, operations, personnel and businesses as the Company deems adequate; such insurance insures against such losses and risks to an extent which is adequate to protect the Company and the Subsidiaries and their respective businesses; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and any additional time of purchase;
          (t) Except as disclosed in the Memorandum, neither the Company nor any of the Subsidiaries has sustained since the date of the last audited financial statements included or incorporated by reference in the Memorandum any loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree;
          (u) The Company has not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements that are, individually or in the aggregate, material to the Company and that are referred to, described in or incorporated by reference in the Memorandum, and no such termination or non-renewal has been threatened by the Company or, to the Company’s knowledge after due inquiry, any other party to any such contract or agreement;
          (v) Neither the Company nor the Subsidiaries are engaged in any unfair labor practice, except as would not, individually or in the aggregate have a Material Adverse Effect; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge after due inquiry, threatened against the Company or any of the Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge after due inquiry, threatened against the Company or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of the Subsidiaries and (ii) to the Company’s knowledge after due inquiry, (A) no union organizing activities are currently taking place concerning the employees of the Company or any of the Subsidiaries and (B) there is no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company or any of the Subsidiaries;
          (w) Each of the Company and the Subsidiaries owns or has obtained valid licenses for the patents, patent applications, inventions, technology, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information systems or procedures), trademarks, trademark registrations service marks, service mark registrations, mask work rights, trade names, copyrights, and other rights which are described in the Memorandum as being owned or used by or licensed to the Company or its Subsidiaries or which are necessary or used for the conduct of their respective businesses as currently conducted (collectively, the “Intellectual Property”), except as would not, individually or in the aggregate, have a Material Adverse Effect; except as would not, individually or in the aggregate, have a Material Adverse Effect, each of the Company and the Subsidiaries has taken all customary and commercially reasonable steps to protect its trade secrets and to ensure that it will own, or have rights sufficient for the conduct of its business in, the work product (and all Intellectual Property relating thereto) of its employees and consultants produced in the course of their work for the Company or any Subsidiary; except as set forth in the Memorandum: (i) to the best knowledge of the Company, there are no rights of third parties to any such Intellectual Property inconsistent with the rights of the Company related to such Intellectual Property except as would not, individually or in the aggregate, have a Material Adverse Effect, (ii) to the best knowledge of the Company, there is no infringement by third parties of any such Intellectual Property owned or licensed by the Company or any of the Subsidiaries except as would not, individually or in the aggregate, have a Material Adverse Effect, (iii) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the rights of the Company or any of the Subsidiaries in or to any Intellectual Property except as would not, individually or in the aggregate, have a Material Adverse Effect, (iv) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property except as would not, individually or in the aggregate, have a Material Adverse Effect, (v) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or any of its Subsidiaries infringes or otherwise violates, or would infringe or otherwise violate upon commercialization of its products and product candidates described in the Memorandum, any patent, trademark, copyright, trade secret or other proprietary rights of others except as would not, individually or in the aggregate, have a Material Adverse Effect, and (vi) to the best knowledge of the Company there is no patent or patent application which contains claims that conflict or interfere with or may conflict or interfere with any Intellectual Property except as would not, individually or in the aggregate, have a Material Adverse Effect;
          (x) The financial statements included or incorporated by reference in the Memorandum, together with the related notes and schedules, present fairly the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and the Subsidiaries for the periods specified and have been prepared in compliance in all material respects with the requirements of the Exchange Act and in compliance with the requirements of generally accepted accounting principles applied on a consistent basis during the periods involved; the other financial and statistical data set forth or incorporated by reference in the Memorandum are accurately presented and prepared on a basis consistent with the financial statements and books and records of the Company; and neither the Company nor the Subsidiaries have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Memorandum; all disclosures contained or incorporated by reference in the Memorandum regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) and Item 10 of Regulation S-K under the Act; except as disclosed in the Memorandum, there are no material off-balance sheet transactions, arrangements, obligations (including contingent obligations) or any other relationships with unconsolidated entities or other persons, that may have a material current or future effect on the Company’s or any of its Subsidiaries’ financial condition, changes in financial condition, results in operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses;
          (y) Subsequent to the respective dates as of which information is given in the Memorandum, and except as may be otherwise stated or incorporated by reference in the Memorandum, there has not been (A) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, prospects, regulatory environment, management, financial condition or results of operations of the Company and the Subsidiaries, taken as a whole, (B) any transaction which is material to the Company and the Subsidiaries, taken as a whole, (C) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any of the Subsidiaries, which is material to the Company and the Subsidiaries, taken as a whole, (D) any change in the capital stock or outstanding indebtedness of the Company or the Subsidiaries or (E) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company;

          (z) The Company and the Subsidiaries and their properties, assets and operations are in compliance with, and hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; there are no past or present conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or the Subsidiaries under, or to interfere with or prevent compliance by the Company or the Subsidiaries with, Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of the Subsidiaries (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or, to its knowledge, affected by any pending or threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);
          (aa) When the Bonds are issued pursuant to this Agreement, the Bonds will not be of the same class (within the meaning of Rule 144A) as securities that are listed on a national securities exchange registered pursuant to Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system;
          (bb) Neither the Company nor any Affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act) (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or would be integrated with the sale of the Bonds in a manner that would require the registration under the Securities Act of the Bonds or (ii) offered, solicited offers to buy or sold the Bonds by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act;
          (cc) It is not necessary in connection with the offer, sale and delivery of the Bonds to the Initial Purchasers pursuant to this Agreement to register the Bonds or the Shares deliverable upon conversion of the Bonds under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended;

          (dd) Neither the Company nor any of the Subsidiaries is, nor after giving effect to the offering and sale of the Bonds and the application of the proceeds thereof as described in the Final Memorandum will any of them be, required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended;
          (ee) Except as described in the Final Memorandum, the Company and each of the Subsidiaries has good and marketable title to all property (real and personal) described in, or in a document incorporated by reference in, the Memorandum as being owned by each of them, free and clear of all liens, claims, security interests or other encumbrances other than minor encumbrances for easements and the like that do not interfere with the Company’s use of the property or the value of the property to the Company; all the property described in, or in a document incorporated by reference in, the Memorandum as being held under lease by the Company or a Subsidiary is held thereby under valid, subsisting and enforceable leases;
          (ff) Except for the Registration Rights Agreement, there are no contracts or agreements between the Company and any person granting such person the right to require the Company to register any securities with the SEC;
          (gg) The Company and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary (x) to permit preparation of financial statements in conformity with generally accepted accounting principles and (y) to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;
          (hh) The Company does not have any significant deficiencies or material weaknesses in the design or operation of the Company’s internal control over financial reporting; there has not been any fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the Company’s internal control over financial reporting; since the date of the most recent evaluation of the Company’s disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect the Company’s internal control over financial reporting, including any corrective actions with regard to significant deficiencies or material weaknesses;
          (ii) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Principal Executive Officer and its Principal Financial Officer

by others within those entities, have been evaluated for effectiveness as of the end of the Company’s most recently completed fiscal quarter, and such disclosure controls and procedures are effective to perform the functions for which they were established;
          (jj) The Company has provided you true, correct, and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Company to any director or executive officer of the Company, or to any family member or affiliate of any director or executive officer of the Company; and since July 30, 2002, the Company has not, directly or indirectly, including through any subsidiary: (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company, or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002, in each case in violation of the Sarbanes-Oxley Act of 2002;
          (kk) Any statistical and market-related data included or incorporated by reference in the Memorandum are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;
          (ll) Neither the Company nor any of the Subsidiaries nor, to the Company’s knowledge after due inquiry, any employee or agent of the Company or the Subsidiaries has made any payment of funds of the Company or the Subsidiaries or received or retained any funds in violation of any law, rule or regulation;
          (mm) Neither the Company nor any of the Subsidiaries nor any of their respective directors or officers has taken or will take, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Bonds or the Shares issued upon conversion thereof;
          (nn) The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and files reports with the Commission via EDGAR;
          (oo) Except as disclosed in the Final Memorandum, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Initial Purchaser for a brokerage commission, finder’s fee or other like payment in connection with the offer or sale of the Bonds or the Shares by the Company; and

          (pp) The agreements filed as exhibits to the Company’s most recent annual report on Form 10-K and those filed as exhibits to any subsequent Form 8-K or 10-Q filed by the Company constitute all agreements that are (i) material to the Company and the Subsidiaries, taken as a whole, and (ii) required to be filed pursuant to clause (10) of paragraph (b) of Item 601 of Regulation S-K under the Securities Act.
          In addition, any certificate signed by any officer of the Company or any of the Subsidiaries and delivered to the Initial Purchasers or counsel for the Initial Purchasers in connection with the offering of the Bonds shall be deemed to be a representation and warranty by the Company or Subsidiary, as the case may be, as to matters covered thereby, to each Initial Purchaser.
          4. Representations and Warranties of the Initial Purchasers. The Initial Purchasers propose to offer the Bonds for sale upon the terms and conditions set forth in this Agreement and the Final Memorandum, and each Initial Purchaser hereby represents and warrants to and agrees with the Company that:
          (a) It will offer and sell the Bonds only to persons whom it reasonably believes are “qualified institutional buyers” (“QIBs”) within the meaning of Rule 144A in transactions meeting the requirements of Rule 144A in purchasing such Bonds, are deemed to have represented and agreed as provided in the Final Memorandum under the caption “Notice to Investors”;
          (b) It is a QIB within the meaning of Rule 144A; and
          (c) It has not and will not directly or indirectly, solicit offers in the United States for, or offer or sell, the Bonds by any form of general solicitation, general advertising (as such terms are used in Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.
          5. Certain Covenants of the Company: The Company hereby agrees that:
          (a) The Company will prepare the Final Memorandum in a form approved by the Initial Purchasers and will make no amendment or supplement to the Final Memorandum to which the Initial Purchasers reasonably object;
          (b) Promptly from time to time, the Company will take such action as the Initial Purchasers may reasonably request to qualify the Bonds and the Shares for offering and sale under the securities laws of such jurisdictions as the Initial Purchasers may request and will comply with such laws so as to permit the continuance of sales and dealing therein in such jurisdictions for as long as may be necessary to complete the distribution of the Bonds; provided, that in connection therewith the Company shall not be required to qualify as a foreign corporation, to file a general consent to service of process or subject itself to any tax in any such jurisdiction where it is not now so qualified or subject; and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Bonds or the Shares for sale in any jurisdiction or the initiation or threatening of any such proceeding for such purpose;
          (c) The Company will furnish the Initial Purchasers with as many copies of the Final Memorandum, any documents incorporated by reference therein and any amendment or supplement thereto as the Initial Purchasers may from time to time reasonably request, and if, at any time prior to the completion of the resale of the Bonds by the Initial Purchasers, any event shall have occurred as a result of which the Final Memorandum as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Final Memorandum is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Final Memorandum, the Company will notify the Initial Purchasers and upon the request of the Initial Purchasers will prepare and furnish without charge to the Initial Purchasers and to any dealer in securities as many copies as the Initial Purchasers may from time to time reasonably request of an amended Final Memorandum or a supplement to the Final Memorandum which will correct such statement or omission or effect such compliance;
          (d) During the period beginning from the date hereof and continuing until the date 90 days after the date of the Final Memorandum, the Company will not, without the prior written consent of Banc of America Securities LLC, issue, offer, sell, contract to sell, hypothecate, pledge, grant or sell any option, right or warrant to purchase, or otherwise dispose of, or contract to dispose of, any Common Stock, any securities substantially similar to the Bonds or the Common Stock, any securities that are convertible into or exchangeable for shares of Common Stock and debt securities or any securities that are convertible into or exchangeable for the Bonds or such other debt securities (other than (i) the issuance of the Bonds; (ii) the issuance of Shares upon conversion of the Bonds; (iii) the issuance of shares of Common Stock upon conversion or exercise of convertible or exercisable or exchangeable securities outstanding as of the date of this Agreement, (iv) the issuance of shares of Common Stock or options pursuant to employee stock option or employee stock purchase plans existing on, or upon exercise of warrants outstanding as of, the date of this Agreement, or (v) up to 500,000 shares of Common Stock in connection with the acquisition of other companies or businesses), or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or Bonds irrespective of whether any transaction mentioned above is to be settled by delivery of the Common Stock, the Bonds or other securities, in cash or otherwise; in addition, if (1) during the period that begins on the date that is 15 calendar days plus 3 business days before the last day of the 90-day restricted period and ends on the last day of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this section shall continue to apply until the expiration of the date that is 15 calendar days plus 3 business days after the date on which the issuance of the earnings release or the material news or material event occurs;
          (e) At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act and so long as any of the Bonds (or Shares issued upon conversion thereof) are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, for the benefit of holders from time to time of the Bonds, the Company will furnish at its expense, upon request, to holders and beneficial owners of Bonds and prospective purchasers of Bonds information satisfying the requirements of subsection (d)(4)(i) of Rule 144A;
          (f) The Company will use its reasonable best efforts to cause the Bonds to be eligible for trading in PORTAL;
          (g) For so long as the Bonds remain outstanding, the Company will furnish to the Initial Purchasers copies of all reports or other communications (financial or other) furnished to stockholders of the Company, and will deliver to the Initial Purchasers (i) as soon as they are available, copies of any reports and financial statements furnished to or filed by the Company with the Commission or any securities exchange on which the Bonds or any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as the Initial Purchasers may from time to time reasonably request (such financial information to be on a consolidated basis to the extent the accounts of the Company and the Subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);
          (h) The Company will use the net proceeds received by it from the sale of the Bonds pursuant to this Agreement in the manner specified in the Final Memorandum under the caption “Use of Proceeds”;
          (i) The Company will reserve and keep available at all times free of preemptive rights, Shares for the purpose of enabling the Company to satisfy any obligations to issue Shares upon conversion of the Bonds;
          (j) Between the date hereof and the time of purchase, the Company will not do or authorize any act or thing that would result in an adjustment of the conversion price;
          (k) The Company will use its reasonable best efforts to list, as promptly as practicable but in no event later than the time that the registration statement is declared effective in accordance with the Registration Rights Agreement, and subject to notice of issuance, the Shares on the New York Stock Exchange;
          (l) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including, without limitation, (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the issuance and sale of the Bonds and all other fees and expenses in connection with the preparation of each Memorandum and all amendments and supplements thereto, including all printing costs associated therewith, and the furnishing of copies thereof to the Initial Purchasers and to dealers (including costs of mailing and shipment), (ii) all costs related to the preparation, issuance, execution, authentication and delivery of the Bonds and the Shares, (iii) all costs related to the transfer and delivery of the Bonds to the Initial Purchasers, including any transfer or other taxes payable thereon, (iv) all expenses in connection with the qualification of the Bonds and the Shares for offering and sale under state laws and the cost of printing and furnishing of copies of any blue sky or legal investment memorandum to the Initial Purchasers and to dealers (including filing fees and the fees and disbursements of counsel for the Initial Purchasers in connection with such qualification and in connection with such blue sky or legal investment memorandum), (v) any fees payable to investment rating agencies with respect to the rating of the Bonds, (vi) the costs and charges of the Trustee and any transfer agent, registrar or depositary, (vii) the fees and expenses, if any, incurred in connection with the admission of the Bonds for trading in PORTAL or any appropriate market system, (viii) the costs and expenses of the Company relating to presentations on any “road show” undertaken in connection with the marketing of the offering of the Bonds, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (ix) all other cost and expenses incident to the performance of the Company’s obligations hereunder for which provision is not otherwise made in this Section 5(k);
          (m) Neither the Company nor any Affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Bonds in a manner which would require the registration under the Securities Act of the offer and sale of the Bonds pursuant to this Agreement;
          (n) The Company will not to solicit any offer to buy or offer or sell the Bonds or the Shares by means of any form of general solicitation or general advertising (as those terms are used in Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act;
          (o) During the period after the time of purchase or the additional time of purchase, if later, the Company will not, and will not permit Affiliates, to resell any of the Bonds or the Shares which constitute “restricted securities” under Rule 144 under the Securities Act that have been reacquired by any of them except pursuant to an effective registration statement under the Securities Act;

          (p) Neither the Company nor any of its directors or officers will take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Bonds contemplated hereby; and
          (q) The Company and each Subsidiary will comply in all material respects with all applicable securities and other laws, rules and regulations, including without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the officers and directors of the Company and each Subsidiary, as the case may be, in their capacities as such, to comply with such laws, rules and regulations, including without limitation, the provisions of the Sarbanes-Oxley Act.
          6. Reimbursement of Initial Purchasers Expenses: If the Firm Bonds are not delivered for any reason other than the default by one or more of the Initial Purchasers in their obligations hereunder, the Company will reimburse the Initial Purchasers for all of their out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement or the offering contemplated hereunder.
          7. Conditions of Initial Purchasers Obligations: The several obligations of the Initial Purchasers hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof and at the time of purchase. The several obligations of the Initial Purchasers at the additional time of purchase are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof, at the time of purchase (unless previously waived) and at the additional time of purchase, as the case may be. Additionally, the several obligations of the Initial Purchasers hereunder are subject to performance by the Company of its obligations hereunder and to the following conditions:
          (a) The Company shall furnish to Banc of America Securities LLC at the time of purchase and at the additional time of purchase, as the case may be, an opinion of Jones Day, counsel for the Company, addressed to the Initial Purchasers and dated the date of the time of purchase or the date of the additional time of purchase, as the case may be, substantially in the form set forth in Exhibit A hereto;
          (b) Banc of America Securities LLC shall have received on the date of this Agreement, at the time of purchase and the additional time of purchase, as the case may be, from Ernst & Young LLP customary comfort letters dated as of the date of this Agreement, the date of the time of purchase and the date of the additional time of purchase, as the case may be, and addressed to the Initial Purchasers, in form and substance satisfactory to counsel for the Initial Purchasers;
          (c) Banc of America Securities LLC shall have received at the time of purchase and at the additional time of purchase, as the case may be, the opinion of, counsel for the Initial Purchasers, dated the date of the time of purchase and the date of the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to Banc of America Securities LLC;

          (d) No amendment or supplement to the Final Memorandum, or any document which upon filing with the Commission would be incorporated by reference in the Final Memorandum, shall at any time have been made or filed to which Banc of America Securities LLC has reasonably objected in writing;
          (e) At the time of purchase or the additional time of purchase, as the case may be, the Final Memorandum shall not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
          (f) Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, (i) no material adverse change or any development involving a prospective material adverse change in the business, prospects, properties, management, financial condition or results of operations of the Company and the Subsidiaries, taken as a whole shall occur or become known and (ii) no transaction which is material and unfavorable to the Company (other than as disclosed in the Final Memorandum) shall have been entered into by the Company or any of the Subsidiaries;
          (g) The Company will, at the time of purchase and, if applicable at the additional time of purchase, deliver to you a certificate of its Chief Executive Officer and its Chief Financial Officer in the form attached as Exhibit C hereto;
          (h) You shall have received copies, duly executed by the Company and the other parties thereto, of the Registration Rights Agreement and the Indenture;
          (i) Each executive officer and director of the Company shall have entered into Lock-Up Agreements in the form attached as Exhibit B hereto on or prior to the date hereof, and each such Lock-Up Agreement shall have been delivered to you and shall be in full force and effect at the time of purchase and the additional time of purchase, as the case may be;
          (j) The Company shall have furnished to you such other documents and certificates, including documents and certificates as to the accuracy and completeness of any statement in the Final Memorandum as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request;
          (k) The Bonds shall have been designated for trading on PORTAL, subject only to notice of issuance at or prior to the time of purchase; and
          (l) Between the time of execution of this Agreement and the time of purchase or additional time of purchase, as the case may be, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company or any Subsidiary of the Company by any “nationally recognized statistical rating organization”, as that term is defined in Rule 436(g)(2) promulgated under the Securities Act.
          8. Termination: The several obligations of the Initial Purchasers hereunder shall be subject to termination in the absolute discretion of Banc of America Securities LLC or any group of Initial Purchasers (which may include Banc of America Securities LLC) that has agreed to purchase in the aggregate a majority of the Bonds, if, (x) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Final Memorandum, there has been any material adverse change or any development involving a prospective material adverse change in the business, prospects, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, which would, in the judgment of Banc of America Securities LLC or in the judgment of such group of Initial Purchasers, make it impracticable or inadvisable to proceed with the offering or the delivery of the Bonds on the terms and in the manner contemplated in the Final Memorandum; (y) at any time prior to the time of purchase or, with respect to the purchase of any Additional Bonds, the additional time of purchase, as the case may be, there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of Banc of America Securities LLC or in the judgment of such group of Initial Purchasers makes it impracticable or inadvisable to proceed with the offering or the delivery of the Bonds on the terms and in the manner contemplated in the Final Memorandum; or (z) at any time prior to the time of purchase or, with respect to the purchase of any Additional Bonds, the additional time of purchase, as the case may be, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of (i) any intended or potential downgrading or (ii) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Securities Act.
          If you elect to terminate this Agreement as provided in this Section 8, the Company shall be notified as provided for herein.
          If the sale to the Initial Purchasers of the Bonds, as contemplated by this Agreement, is not carried out by the Initial Purchasers for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply and does not comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5(k), 6 and 9 hereof), and the Initial Purchasers shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.
          9. Indemnity by the Company and the Initial Purchasers:
          (a) The Company agrees to indemnify, defend and hold harmless each Initial Purchaser, its partners, directors and officers, and any person who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Initial Purchaser Indemnified Party”), and the successors and assigns of all the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Initial Purchaser Indemnified Party or any such person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in any Memorandum, as amended or supplemented, if applicable, or arises out of or is based upon any omission or alleged omission to state a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission of a material fact contained in or omitted from and in conformity with information furnished in writing by or on behalf of any Initial Purchaser to the Company expressly for use therein.
          (b) Each Initial Purchaser severally agrees to indemnify, defend and hold harmless the Company, its directors and officers and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Company Indemnified Party”) from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which such Company Indemnified Party may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in information concerning such Initial Purchaser furnished in writing by or on behalf of such Initial Purchaser to the Company expressly for use in any Memorandum or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in connection with such information.
          (c) If any action, suit or proceeding (each, a “Proceeding”) is brought against any person in respect of which indemnity may be sought pursuant to either subsection (a) or (b) of this Section 9, such person (the “Indemnified Party”) shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Party”) in writing of the institution of such Proceeding and such Indemnifying Party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such Indemnified Party and payment of all fees and expenses; provided, however, that the omission to so notify such Indemnifying Party shall not relieve such Indemnifying Party from any liability which it may have to such Indemnified Party or otherwise. Such Indemnified Party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless the employment of such counsel shall have been authorized in writing by such Indemnifying Party in connection with the defense of such Proceeding or such Indemnifying Party shall not have employed counsel to have charge of the defense of such Proceeding within 30 days of the receipt of notice thereof or such Indemnified Party shall have reasonably concluded that there may be defenses available to it that are different from, additional to, or in conflict with those available to such Indemnifying Party (in which case such Indemnifying Party shall not have the right to direct the defense of such Proceeding on behalf of such Indemnified Party, but such Indemnifying Party may employ counsel and conduct the defense thereof and the fees and expenses of such counsel shall be at the expense of such Indemnifying Party), in any of which events such fees and expenses shall be borne by such Indemnifying Party and paid as incurred (it being understood, however, that such Indemnifying Party shall not be liable for the expenses of more than one separate counsel in any one Proceeding or series of related Proceedings together with reasonably necessary local counsel representing the Indemnified Parties who are parties to such Proceeding). An Indemnifying Party shall not be liable for any settlement of any Proceeding effected without its written consent, but if settled with the written consent of such Indemnifying Party, such Indemnifying Party agrees to indemnify and hold harmless an Indemnified Party from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse such Indemnified Party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then such Indemnifying Party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such Indemnifying Party of the aforesaid request, (ii) such Indemnifying Party shall not have fully reimbursed such Indemnified Party in accordance with such request prior to the date of such settlement and (iii) such Indemnified Party shall have given such Indemnifying Party at least 30 days’ prior notice of its intention to settle. An Indemnifying Party shall not, without the prior written consent of any Indemnified Party, effect any settlement of any pending or threatened Proceeding in respect of which such Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such Indemnified Party.
          (d) If the indemnification provided for in this Section 9 is unavailable to an Indemnified Party under subsections (a) and (b) of this Section 9 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Bonds or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of the Initial Purchasers’ discounts and commissions but before deducting expenses) received by the Company bear to the discounts and commissions received by the Initial Purchasers. The relative fault of the Company on the one hand and of the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any reasonable legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.
          (e) The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Bonds resold by it in the initial placement of such Bonds were offered to investors exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective principal amount of Bonds they have purchased hereunder, and not joint. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
          (f) The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Company and the Initial Purchasers contained in this Agreement shall remain in full force and effect (regardless of any investigation made by on behalf of any Initial Purchaser, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors and officers or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and shall survive any termination of this Agreement or the issuance and delivery of the Bonds. The Company and the Initial Purchasers agree promptly to notify each other of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company’s officers and directors, in connection with the issuance and sale of the Bonds, or in connection with any Memorandum.
          10. Effectiveness; Increase in Initial Purchasers’ Commitments: This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
          Subject to Sections 7 and 8, if, at the time of purchase, or the additional time of purchase, as the case may be, any Initial Purchaser shall default in its obligation to take up and pay for the Bonds to be purchased by it at such time hereunder (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 8 hereof) and if the aggregate principal amount of Bonds which all Initial Purchasers so defaulting shall have agreed but failed to take up and pay for at such time does not exceed 10% of the total aggregate principal amount of Bonds to be purchased at such time, the non-defaulting Initial Purchasers shall take up and pay for (in addition to the aggregate number of Bonds they are obligated to purchase at such time pursuant to Section 1 hereof) the aggregate principal amount of Bonds agreed to be purchased by all such defaulting Initial Purchasers at such time, as hereinafter provided. Such Bonds shall be taken up and paid for by such non-defaulting Initial Purchaser or Initial Purchasers in such amount or amounts as you may designate with the consent of each Initial Purchaser so designated or, in the event no such designation is made, such Bonds shall be taken up and paid for by all non-defaulting Initial Purchasers pro rata in proportion to the aggregate principal amount of Firm Bonds set opposite the names of such non-defaulting Initial Purchasers in Schedule A.
          Without relieving any defaulting Initial Purchaser from its obligations hereunder, the Company agrees with the non-defaulting Initial Purchasers that it will not sell any Firm Bonds hereunder unless all of the Firm Bonds are purchased by the Initial Purchasers (or by substituted Initial Purchasers selected by you with the approval of the Company or selected by the Company with your approval).
          If a new Initial Purchaser or Initial Purchasers are substituted by the Initial Purchasers or by the Company for a defaulting Initial Purchaser or Initial Purchasers in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Final Memorandum and other documents may be effected.
          The term “Initial Purchaser” as used in this Agreement shall refer to and include any Initial Purchaser substituted under this Section 10 with like effect as if such substituted Initial Purchaser had originally been named in Schedule A.

          If, at the time of purchase, the aggregate principal amount of Firm Bonds which the defaulting Initial Purchaser or Initial Purchasers agreed to purchase exceeds 10% of the total principal amount of Firm Bonds which all Initial Purchasers agreed to purchase hereunder, and if neither the non-defaulting Initial Purchasers nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Firm Bonds which the defaulting Initial Purchaser or Initial Purchasers agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company to any non-defaulting Initial Purchaser and without any liability on the part of any non-defaulting Initial Purchaser to the Company. If, at the additional time of purchase, the aggregate principal amount of Additional Bonds which the defaulting Initial Purchaser or Initial Purchasers agreed to purchase exceeds 10% of the total principal amount of Additional Bonds which all Initial Purchasers agreed to purchase hereunder, the non-defaulting Initial Purchasers shall have the option to (a) terminate their obligation hereunder to purchase the Additional Bonds or (b) purchase not less than the principal amount of Additional Bonds that such non-defaulting Initial Purchasers would have been obligated to purchase in the absence of such default. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.
          11. Information Furnished by the Initial Purchasers: The statements set forth in the last paragraph on the cover page of the Final Memorandum and the statements set forth in the eighteenth paragraph regarding overallotment and stabilization under the caption “Plan of Distribution” in the Final Memorandum constitute the only information furnished by or on behalf of the Initial Purchasers.
          12. Notices: Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by facsimile and, if to the Initial Purchasers, shall be sufficient in all respects if delivered or sent to c/o Banc of America Securities LLC, 9 W. 57th Street, 22nd Floor, New York, New York 10019, Attention: Syndicate Department, Telecopy No.: (212) 933-2217, with a copy to (for informational purposes only): Attention: Legal Department, Telecopy No.: (212) 457-3745, and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 2704 West Roscoe Street, Chicago, Illinois 60618, Attention: Deborah Fulton, Telecopy No. (773) 961-2299.
          13. Governing Law and Construction: THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. THE SECTION HEADINGS IN THIS AGREEMENT HAVE BEEN INSERTED AS A MATTER OF CONVENIENCE OF REFERENCE AND ARE NOT A PART OF THIS AGREEMENT.
          14. Parties at Interest: The Agreement herein set forth has been and is made solely for the benefit of the Initial Purchasers and the Company and the controlling persons, directors and officers referred to in Section 9 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Initial Purchasers) shall acquire or have any right under or by virtue of this Agreement.
          15. Counterparts: This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties. Delivery of an executed counterpart by facsimile shall be effective as delivery of a manually executed counterpart thereof.
          16. Submission to Jurisdiction: Except as set forth below, no Proceeding may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company hereby consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Proceeding arising out of or in any way relating to this Agreement is brought by any third party against the Initial Purchasers. The Company hereby waives all right to trial by jury in any Proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such Proceeding brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.
          17. Relationship Between the Parties. The Company hereby acknowledges that the Initial Purchasers are acting solely as initial purchasers in connection with the purchase and sale of the Company’s securities; the Company further acknowledges that the Initial Purchasers are acting pursuant to a contractual relationship created solely by this Purchase Agreement entered into on an arm’s length basis and in no event do the parties intend that the Initial Purchasers act or be responsible as a fiduciary to the Company, its management, stockholders, creditors or any other person in connection with any activity that the Initial Purchasers may undertake or has undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof. The Initial Purchasers hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Purchase Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Initial Purchasers agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Initial Purchasers to the Company regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Initial Purchasers with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Purchase Agreement or any matters leading up to such transactions.

          If the foregoing correctly sets forth the understanding between the Company and the Initial Purchasers, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement between the Company and the Initial Purchasers.

Very truly yours, MIDWAY GAMES INC.
By:	/s/ David F. Zucker
	Name:	David F. Zucker
	Title:	President and Chief Executive Officer

Accepted and agreed to as of the date first above written on behalf of itself and the other Initial Purchasers named in Schedule A hereto:

BANC OF AMERICA SECURITIES LLC

By:	/s/ Derek Dillion
Name: Derek Dillion
Title: Managing Director

SCHEDULE A

Principal Amount
Initial Purchasers	of Firm Bonds

BANC OF AMERICA SECURITIES LLC	$48,750,000
UBS SECURITIES LLC	16,250,000

Total	$65,000,000

Sch-A-1

EXHIBIT A
OPINION OF COMPANY COUNSEL
1.	The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Delaware with full corporate power and authority to own lease and operate its properties and conduct its business as described in the Final Memorandum, to execute and deliver the Purchase Agreement, the Registration Rights Agreement and the Indenture, and to issue, sell and deliver the Bonds and the Shares.
2.	Each of the Company’s Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation with full corporate power and authority to own, lease and operate its respective properties and to conduct its respective business; all of the issued shares of capital stock of each Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; and, to such counsel’s knowledge, no options, warrants, or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding.
3.	The Company and each of the Subsidiaries are duly qualified or licensed to do business as foreign companies and are in good standing in each jurisdiction where the ownership or leasing of their properties or the conduct of their respective businesses requires such qualification or license, except where the failure, individually or in the aggregate, to be so qualified or licensed or be in good standing would not have a Material Adverse Effect.
4.	The Company has an authorized and outstanding capitalization as set forth in the Final Memorandum; the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any statutory preemptive rights or, to such counsel’s knowledge, any contractual preemptive rights, resale rights, rights of first refusal or similar rights.
5.	Each document, if any, filed pursuant to the Exchange Act and incorporated by reference in the Final Memorandum (except for the financial statements and schedules and other financial data as to which such counsel need not express any opinion) complied when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder.
6.	The execution, delivery and performance of the Purchase Agreement, the Registration Rights Agreement, the Indenture and the Bonds and consummation of the transactions contemplated hereby and thereby including the issuance of the Bonds and the issuance of the Shares upon conversion of the Bonds, will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under), the charter or by-laws or other organizational documents of the Company or any of the Subsidiaries or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or their respective properties may be bound or affected, or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries.
7.	To such counsel’s knowledge, neither the Company nor any of the Subsidiaries is in breach or violation of, or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or person acting on such holder’s behalf), the right to require the repurchase, redemption or repayment of all or part of such indebtedness under) its respective charter or by-laws or other organizational documents or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or their respective properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries.
8.	Except as described in the Final Memorandum, to such counsel’s knowledge, there are no actions, suits claims, investigations or proceedings pending, threatened or contemplated to which the Company or any of the Subsidiaries or any of their respective directors and officers is or would be a party or of which any of their respective properties, is or would be subject at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, which could result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect or prevent consummation of the contemplated transactions or that are required to be disclosed in the Company’s most recent annual report on Form 10-K or any subsequently filed quarterly report on Form 10-Q and that were not so disclosed.
9.	The Purchase Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms except (a) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally and general principles of equity and (b) the rights to indemnity and contribution may be limited by applicable law.

10.	The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms except (a) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting creditors’ rights generally and general principles of equity and (b) the rights to indemnity and contribution may be limited by applicable law.
11.	The Indenture has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms except (a) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting creditors’ rights generally and general principles of equity and (b) the rights to indemnity and contribution may be limited by applicable law.
12.	The Bonds have been duly authorized, executed and delivered by the Company and when duly authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting creditors’ rights generally and general principles of equity, and will be entitled to the benefits of the Indenture and the Registration Rights Agreement.
13.	The Shares initially issuable upon conversion of the Bonds have been duly authorized and reserved for issuance upon conversion of the Bonds, and upon conversion of the Bonds in accordance with their terms and the terms of the Indenture will be issued free of statutory and contractual preemptive rights and are initially sufficient in number to meet the conversion requirements of the Bonds, and such Shares, when so issued in accordance with the terms of the Indenture, will be duly and validly issued and fully paid and non-assessable.
14.	No approval, authorization, consent or order of or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency, or of or with the rules of the New York Stock Exchange, or approval of stockholders of the Company, is required in connection with the issuance and sale by the Company of the Bonds or the issuance of Shares upon conversion of the Bonds or the consummation of the transactions as contemplated in the Purchase Agreement other than (i) as may be required under the securities or blue sky laws of the various jurisdictions in which the Bonds and the Shares are being offered by the Initial Purchasers and (ii) as may be required by Federal or state securities laws with respect to the Company’s obligations under the Registration Rights Agreement and the listing of the Shares on the New York Stock Exchange in connection therewith.

15.	It is not necessary in connection with (i) the offer, sale and delivery of the Bonds to the Initial Purchasers pursuant to the Purchase Agreement or (ii) the initial resales of the Bonds by the Initial Purchasers in the manner contemplated in the Final Memorandum to register the Bonds under the Securities Act or to qualify the Indenture in respect thereof under the Trust Indenture Act of 1939, as amended, it being understood that no opinion is expressed as to any subsequent resale of any Bond or Share.
16.	Neither the Company nor any of the Subsidiaries is, nor after giving effect to the offering and sale of the Bonds and the application of the proceeds thereof as described in the Final Memorandum will any of them be, required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended.
17.	The terms of the Bonds, the Registration Rights Agreement, the Indenture and the capital stock of the Company, including the Shares, conform as to legal matters in all material respects to the descriptions thereof contained in the Final Memorandum.
18.	The statements in the Final Memorandum under the captions “Risk Factors – Risks Related to this Offering – Effects of anti-takeover provisions could inhibit the acquisition of Midway,” “Management – Stock Options,” “Certain relationships and related transactions,” “Description of Convertible Bonds,” “Description of Capital Stock,” “Business—Legal Proceedings,” “Business—Regulation,” “Plan of Distribution” and “Notice to Investors” and in “Item 3—Legal Proceedings” of the Company’s most recent annual report on Form 10-K, in “Item 1—Legal Proceedings” of Part II of any quarterly report on Form 10-Q and in “Item 5—Other Events” of any current report on Form 8-K incorporated by reference in the Final Memorandum, in so far as such statements constitute summaries of legal matters, documents or proceedings referred to therein, fairly summarize the matters referred to therein.
19.	The statements in the Final Memorandum under the caption “Material United States Federal Income Tax Considerations” in so far as such statements constitute a summary of the United States federal tax laws referred to therein, are accurate and fairly summarize in all material respects the United States federal tax laws referred to therein.
20.	To such counsel’s knowledge, there are no affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character required to be disclosed in or filed as an exhibit to the Company’s filings with the Commission that have not been so disclosed or filed.
21.	To such counsel’s knowledge, no person has the right, pursuant to the terms of any contract, agreement or other instrument, to cause the Company to register under the Securities Act any securities of the Company or to include any such securities in a registration statement to be filed pursuant to the Registration Rights Agreement, whether as a result of the filing or effectiveness of the registration statement or the sale of the Bonds or the issuance of the Shares or otherwise.

22.	Based upon our participation in conferences with officers and other representatives of the Company, counsel for the Company, representatives of the independent public accountants of the Company and representatives of the Initial Purchasers at which the contents of the Final Memorandum and related matters were discussed, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Final Memorandum (except to the extent stated in paragraphs 4, 17, 18 and 19 above) no facts have come to our attention which lead us to believe that the Final Memorandum as of its date or as of the date hereof (except for the financial statements and schedules and other financial data as to which we do not express any belief) contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

EXHIBIT B
Midway Games Inc.
Common Stock
($0.01 Par Value)
September __, 2005
BANC OF AMERICA SECURITIES LLC
As representative of the Initial Purchasers

c/o Banc of America Securities LLC
9 W. 57th Street, 22nd Floor
New York, New York 10019
Ladies and Gentlemen:
This Lock-Up Letter Agreement is being delivered to you, as Representative of the Initial Purchasers, in connection with the consummation of the transactions contemplated by the proposed Purchase Agreement (the “Purchase Agreement”) to be entered into by Midway Games Inc. (or its successor, the “Company”) and the Initial Purchasers named therein, relating to an offering without registration under the Securities Act of 1933, as amended (the “Act”), in reliance on Rule 144A under the Act (the “Offering”) of Convertible Senior Notes due 2025 of the Company (the “Notes”).
In order to induce the Initial Purchasers to enter into the Purchase Agreement, the undersigned agrees that for a period from the date hereof until the end of a period of 90 days after the date of the Final Memorandum (as defined in the Purchase Agreement) relating to the Offering the undersigned will not, without the prior written consent of Banc of America Securities LLC, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) bona fide gifts, provided the recipient thereof agrees in writing with Banc of America Securities LLC to be bound by the terms of this Lock-Up Letter Agreement, (b) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing with Banc of America Securities LLC to be bound by the terms of this Lock-Up Letter Agreement, or (c) transfers by will or intestate succession provided that the transferee agrees in writing with Banc of America Securities LLC to

B-1

be bound by the terms of this Lock-Up Letter Agreement. If
(1)	during the period that begins on the date that is 15 calendar days plus 3 business days before the last day of the 90-day restricted period and ends on the last day of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2)	prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this letter shall continue to apply until the expiration of the date that is 15 calendar days plus 3 business days after the date on which the issuance of the earnings release or the material news or material event occurs.
In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Stock or any other securities in connection with the filing of a resale registration statement pursuant to the proposed Registration Rights Agreement among the Company and the Initial Purchasers relating to the securities sold in the Offering and any rights the undersigned may have to notice of the proposed filing of such registration statement. The undersigned further agrees that, for a period of 90 days after the date of the final offering memorandum relating to the Offering, the undersigned will not, without the prior written consent of Banc of America Securities LLC, make any demand for, or exercise any right with respect to, the registration of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock.
The undersigned also consents and agrees to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s securities of the Company except in compliance with this Lock-Up Letter Agreement.
If (i) the Company notifies you in writing that it does not intend to proceed with the Offering or (ii) for any reason the Purchase Agreement shall be terminated prior to the time of purchase (as defined in the Purchase Agreement), this Lock-Up Letter Agreement shall be terminated and the undersigned shall be released from its obligations hereunder. In addition, if the closing of the Offering has not occurred prior to January 1, 2006, this Lock-Up Letter Agreement shall automatically terminate on January 1, 2006 and the undersigned shall be released from its obligations hereunder.

Yours very truly,

Name:

B-2

EXHIBIT C
OFFICERS’ CERTIFICATE
1.	I have reviewed the Memorandum.

2.	The representations and warranties of the Company as set forth in the Purchase Agreement are true and correct as of the time of purchase [and, if applicable, the additional time of purchase].

3.	The Company has performed all of its obligations under the Purchase Agreement as are to be performed at or before the time of purchase [and at or before the additional time of purchase, as the case may be].

4.	The conditions set forth in paragraphs (e) and (f) of Section 7 of the Purchase Agreement have been met.

5.	The financial statements and other financial information included in the Final Memorandum fairly present in all material respects the financial condition, results of operations, and cash flows of the Company as of, and for, the periods presented in the Final Memorandum.

C-1